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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 2002 relating to the combined financial statements and financial statement schedule of Henkel-Ecolab, which is included in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Incorporation of Documents by Reference."

/s/ PRICEWATERHOUSECOOPERS GmbH PricewaterhouseCoopers Gesellschaft mit beschrankter Haftung Wirtschaftsprufungsgesellschaft

Düsseldorf, Germany October 22, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS